Exhibit 4

                           [FORM OF ONE-YEAR WARRANT]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW, (ii TO THE EXTENT APPLICABLE, RULE 144 UNDER THE 1933 ACT, OR (iii) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO C-PHONE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.


No. WA-_______                                               _________ Warrants

                          COMMON STOCK PURCHASE WARRANT

         C-Phone Corporation, a New York corporation (the "COMPANY"), hereby certifies that for $10.00 and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, ___________________ (the "BUYER") is entitled, on the terms and conditions set forth below, to purchase from the Company up to ________ fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") at the price per share set forth in Section 6, subject to adjustment.

         1. DEFINITIONS. All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement, dated as of December 17, 1997, among the Company and certain purchasers, including the Buyer (collectively, the "BUYERS"), of the Company's Series A Convertible Preferred Stock.

         2. EXPIRATION DATE. The Buyer and its registered assigned (the "HOLDER") is hereby granted the right to purchase, at any time from and after the date hereof until 5:00 P.M., New York time, on the earlier of (a) December 19, 1998 and (b) and the business day preceding the Redemption Date (as defined in Section 9(d)) (the "EXPIRATION DATE").

         3. EXERCISE OF WARRANT. This Warrant initially is exercisable at an exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices presently located at 6714

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

Netherlands Drive, Wilmington, North Carolina 28405 the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant is exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying this Warrant). In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

         Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and unconverted shares of Series A Preferred Stock and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, (a) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D through 13G thereunder, except as otherwise provided in clause (i) hereof and (b) the holder of this Warrant may waive the limitations set forth therein by written notice to the Company upon not less than sixty-one (61) days prior notice (with such waiver taking effect only upon the expiration of such 61-day notice period).

         4. ISSUANCE OF CERTIFICATES. Upon the exercise of this Warrant, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof (consistent with the terms and conditions of this Warrant); provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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

         This Warrant Certificates and the certificates representing the Common Stock (and/or other securities, property or rights issuable upon the exercise of this Warrant) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. This Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of this Warrant, by its acceptance thereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution thereof.

         6.       EXERCISE PRICE.

                  a. INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of this Warrant shall be $8.05 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                  b. EXERCISE PRICE. The term "EXERCISE PRICE" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         7.       REGISTRATION RIGHTS.

                  The shares of Common Stock issuable upon exercise of this Warrant (the "WARRANT SHARES") shall be included in the registration statement (the "REGISTRATION STATEMENT") to be prepared and filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the terms of the Registration Rights Agreement.

         8.       ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

                  a. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. Except as otherwise provided in Section 8(c), 8(d) and 8(f) hereof, if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Section 8(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than 80% of the Market Price (as hereinafter defined) (or in the case of Section (8(b)(i), 100% of the Market Price) on the date of issuance (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price

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

determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 8(b) hereof, received by the Company upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance.

                  b. EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 8(a) hereof, the following will be applicable:

                           (i)      ISSUANCE OF RIGHTS OR OPTIONS.  If the
Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                           (ii)     ISSUANCE OF CONVERTIBLE SECURITIES.  If the
Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than 80% of the Market Price on the date of

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

issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (iii)    CHANGE IN OPTION PRICE OR CONVERSION
RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (iv)     TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                           (v)      CALCULATION OF CONSIDERATION RECEIVED.  If
any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses

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

paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

                           (vi)     EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE.
No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; or (iii) upon the exercise of the Warrants.

                  c. SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  d. STOCK DIVIDENDS AND DISTRIBUTIONS. In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, in respect of the Common Stock. the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8(b) shall be made as of the record date for the subject stock dividend or distribution.

                  e. ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Securities issuable upon the exercise at the adjusted exercise price of this Warrant shall be adjusted to the nearest non-fractional amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and

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

dividing the product so obtained by the adjusted Exercise Price.

                  f. MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder an amended warrant providing that the holder of this Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such amended Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 8 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

                  g. DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (including cash but excluding any Common Stock held in treasury) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

                  h.       CERTAIN DEFINITIONS.

                           i.       The term "COMMON STOCK" shall mean (x) the
class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (y) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                           ii.      The term "COMMON STOCK DEEMED OUTSTANDING"
shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the


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

treasury of the Company), plus (x) pursuant to Section 8(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and
(y) pursuant to Section 8(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

                           iii.     The term "MARKET PRICE," as of any date, (x)
means the average of the last reported sale prices for the shares of Common Stock on the Nasdaq National Market ("Nasdaq") for the five (5) trading days immediately preceding such date as reported by Bloomberg, L.P. ("BLOOMBERG"), or
(y) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the Principal Market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the holders of the outstanding Warrants by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation (as set forth in the Certificate of Amendment). The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  i. NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

                           i.       Upon the issuance or sale of this Warrant or
the shares of Common Stock issuable upon the exercise of this Warrant; or

                           ii.      If the amount of said adjustment shall be
less than two cents (2(cent)) per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2(cent)) per Warrant Share.

         9.       REDEMPTION OF WARRANTS.

                  a. REDEMPTION PRICE AND REDEMPTION ACCELERATION PRICE. The Company may, at its option, redeem all or any portion of the this Warrant at a redemption price of $.01 a Warrant (such price is hereinafter referred to as the "REDEMPTION PRICE") if (a) the Closing Price per share of Common Stock, as determined pursuant to Section 9(c), shall have been greater than 130% of the then exercise price (such price, as the same may from time to time be adjusted, is hereinafter referred to as the "REDEMPTION

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

ACCELERATION PRICE") for any 10 consecutive trading days ending not more than 20 trading days prior to the date that notice of such redemption shall have been given to the Holder by the Company pursuant to Section 9(d), and (b) the Registration Statement covering the Warrant Shares is then effective.

                  b. PAYMENT OF REDEMPTION PRICE. On or prior to the opening of business on the Redemption Date (as defined in Section 9(d)), the Company will set aside the funds sufficient to purchase such portion of this Warrant which are to be redeemed. Payment of the Redemption Price will be made by the Company upon presentation and surrender of this Warrant Certificates to the Company at its principal office.

                  c. DETERMINATION OF CLOSING PRICE. For the purposes of Section 9(a), the Closing Price for each day shall be the last reported sale price of the Common Stock on the Nasdaq National Market or such other national securities exchange on which the Common Stock is listed.

                  d. NOTICE OF REDEMPTION. Notice of redemption shall be given to the Holder by the Company not less than 15 days and not more than 45 days prior to the date established for such redemption (the "REDEMPTION DATE"). Each such notice of redemption will specify the Redemption Date and the Redemption Price. The notice will state that payment of the Redemption Price will be made by the Company upon presentation and surrender of this Warrant Certificates representing such Warrants to the Company at its principal office, and will also state that the right to exercise this Warrant will terminate at 5:00 P.M., New York City time, on the business day immediately preceding the Redemption Date.

         10. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. This Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be reasonably designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         11. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of

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

fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         12.      CERTAIN AGREEMENTS OF THE COMPANY

                  a. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on The Nasdaq Stock Market, Inc.

                  b. CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  c. SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

         13. CASHLESS EXERCISE. Notwithstanding the provisions of Section 3, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the 1933 Act as a result of a breach by the Company of its obligations under the Registration Rights

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

Agreement and as a result of which a Mandatory Redemption Event has occurred as set forth in Article V.A(ii) of the Certificate of Amendment, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which (which shall not be less than zero) shall be the then current Market Price per share of the Common Stock less the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

         14. NOTICES TO WARRANT HOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the following events shall occur:

                  a. the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  b. the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  c. there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                  d. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days (or as many days as is practicable, if such record date is not fixed at

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

least fifteen (15) days in advance) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         15. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or three (3) business days after mailing, if mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holder.

         16. AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

         17. SUCCESSORS. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

         18. GOVERNING LAW: SUBMISSION TO JURISDICTION. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to its rules governing the conflicts of laws.

         The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to, this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon the Company or the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address referred to in Section 14 hereof.

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

Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holder agree that the prevailing party or parties in any such action or proceeding shall be entitled to recover from the other party or parties all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         19. ENTIRE AGREEMENT: MODIFICATION. This Warrant contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         20. SEVERABILITY. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

         21. CAPTIONS. The caption headings of the Sections of this Warrant are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant and shall be given no substantive effect.

         22. BENEFITS OF THIS AGREEMENT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant Certificates or Warrant Shares.

         23. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of December 19, 1997

                               C-PHONE CORPORATION


[SEAL]                         By:_____________________
                                  Daniel P. Flohr
                                  President and Chief
                                    Executive Officer
Attest:

---------------------------
Tina L. Jacobs
Secretary

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of C-Phone Corporation in the amount of $________ , all in accordance with the terms of Section 3 of this Warrant. The undersigned requests that a certificate for such securities be registered in the name of ____________ whose address is _____________________ and that such Certificate be delivered to _______________
whose address is ________________

Dated: ____________________

                  Signature____________________________________________________
                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                           ____________________________________________________
                           (Insert Social Security or Other Identifying
                           Number of Holder)

                              [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED) __________________________ hereby sells, assigns and transfers unto ____________________________________.

(Please print name and address of transferee)




this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________

         Signature:  ____________________________________________________
                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                     ____________________________________________________
                     (Insert Social Security or Other Identifying Number of Assignee)